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[KPMG LLP LOGO]






                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                       Financial Statements and Schedules

                           December 31, 2004 and 2003

                     (With Report of Independent Registered
                         Public Accounting Firm Thereon)






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                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN



                                TABLE OF CONTENTS


                                                                                                 PAGE

Report of Independent Registered Public Accounting Firm                                            1

Statements of Assets Available for Distribution to Participants, December 31, 2004 and 2003        2

Statements of Changes in Assets Available for Distribution to Participants, Years ended
   December 31, 2004 and 2003                                                                      3

Notes to Financial Statements                                                                      4

SCHEDULES

1  Schedule H, Line 4i - Schedule of Assets (Held at End of Year) - December 31, 2004              7

2  Schedule H, Line 4j - Schedule of Reportable Transactions - Year ended
   December 31, 2004                                                                               8

All other schedules required to be filed in accordance with the Employee
Retirement Income Security Act of 1974 are not applicable and accordingly, have been omitted.





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                             [KPMG LLP LETTERHEAD]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
   Employee Stock Ownership Plan:


We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 2004 and 2003, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2004 and 2003, and the changes in those assets for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2004, and Schedule H, Line 4j - Schedule of Reportable Transactions for the year ended December 31, 2004 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                         /s/ KPMG LLP



June 24, 2005


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                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN
         Statements of Assets Available for Distribution to Participants
                           December 31, 2004 and 2003


                               ASSETS                                   2004         2003
                                                                     ----------   ----------
Assets available for distribution to participants:
     Short-term cash investments                                     $   41,382   $   16,335
     Investment, at fair value (notes 3 and 6):
        Common stock:
           LNB Bancorp, Inc.                                          4,479,603    5,362,753
                                                                     ----------   ----------
                                                                      4,520,985    5,379,088
                                                                     ----------   ----------
     Receivables:
        Dividends and interest                                           40,911       50,205
                                                                     ----------   ----------
                 Total receivables                                       40,911       50,205
                                                                     ----------   ----------
                 Assets available for distribution to participants   $4,561,896   $5,429,293
                                                                     ==========   ==========


See accompanying notes to financial statements.

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                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN
   Statements of Changes in Assets Available for Distribution to Participants
                     Years ended December 31, 2004 and 2003


                                                                             2004           2003
                                                                         -----------    -----------
Additions:
  Investment income:
     Dividends                                                           $   167,860    $   189,383
     Interest                                                                      -            272
     Net realized and unrealized appreciation (depreciation) in
        fair value of investments (note 3)                                   (36,152)       569,836
                                                                         -----------    -----------
              Total investment income                                        131,708        759,491
  Employer contribution                                                            -            560
                                                                         -----------    -----------
              Total additions                                                131,708        760,051
Deductions:
  Distributions to participants                                             (999,105)      (588,766)
                                                                         -----------    -----------
              Increase (decrease) in assets available for distribution
                 to participants                                            (867,397)       171,285
Assets available for distribution to participants:
  Beginning of year                                                        5,429,293      5,258,008
                                                                         -----------    -----------
  End of year                                                            $ 4,561,896    $ 5,429,293
                                                                         ===========    ===========


See accompanying notes to financial statements.

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                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2004 and 2003



(1)  DESCRIPTION OF THE PLAN

     The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  GENERAL

          The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and the related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

     (b)  BANK CONTRIBUTIONS

          The amount of the contribution is determined by the Bank's board of directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

     (c)  PARTICIPANT CONTRIBUTIONS

          The Plan does not permit participant contributions.

     (d)  VESTING

          Each participant vests in the bank contribution after 5 years of service. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants who are reemployed by the Plan sponsor, within one year. The remaining forfeitures, if any, shall be allocated among the participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year. At December 31, 2004, there were $685 of forfeitures which were reallocated within the Plan.

     (e)  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

          A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments of substantially equal amounts for not more than five (5) years.

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2004 and 2003



          A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

     (f)  PLAN TERMINATION

          Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

     (g)  PLAN ADMINISTRATOR

          The plan administrator is the President and Chief Executive Officer of the Bank.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BASIS OF PRESENTATION

          The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

     (b)  INVESTMENTS

          The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.

     (c)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (d)  PAYMENT OF BENEFITS

          Benefit payments to participants are recorded when paid.

(3)  INVESTMENT

     The following table presents the fair values of the Plan's investment at December 31, 2004 and 2003. Items that represented 5% or more of the Plan's assets are separately identified.


                                       2004                          2003
                           -----------------------------  ---------------------------
                               NUMBER                        NUMBER
                             OF SHARES           FAIR      OF SHARES        FAIR
                              OR UNITS          VALUE       OR UNITS       VALUE
                           -------------   -------------  -----------   -------------
Common stock:
     LNB Bancorp, Inc.        222,644        $4,479,603     264,175      $5,362,753


                                                                     (Continued)

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2004 and 2003



     During the years ended December 31, 2004 and 2003, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $(36,152) and $569,836, respectively.

(4)  ADMINISTRATIVE EXPENSES

     The administrative expenses of the Plan are paid by the Bank.

(5)  FEDERAL INCOME TAXES

     The Internal Revenue Service issued its latest determination letter on July 2, 2002, which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earning on such contributions at the time such contributions and investment earnings are received by the trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(6)  PARTY-IN-INTEREST TRANSACTIONS

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended December 31, 2004:

                                                 NUMBER                 FAIR
                                               OF SHARES               VALUE
                                              -----------           -----------
Balance at December 31, 2003                      264,175           $ 5,362,753
     Purchases                                      8,535               174,711
     Distributions                                (50,066)             (958,332)
     Net depreciation                                --                 (99,529)
                                              -----------           -----------
Balance at December 31, 2004                      222,644           $ 4,479,603
                                              ===========           ===========





(7)  ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS



                                                       2004              2003
                                                    ----------        ----------
Assets payable to terminated participants           $   43,610        $   73,924
Assets available for continuing participants         4,518,286         5,355,369
                                                    ----------        ----------
                                                    $4,561,896        $5,429,293
                                                    ==========        ==========

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                                                                      SCHEDULE 1
                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                 EIN: 34-0869480
                                Plan Number: 002

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                               December 31, 2004



(a)              (b)                              (c)                              (d)                  (e)
         IDENTITY OF ISSUE,       DESCRIPTION OF INVESTMENT INCLUDING
          BORROWER, LESSOR,         MATURITY DATE, RATE OF INTEREST,                                   CURRENT
          OR SIMILAR PARTY         COLLATERAL, PAR, OR MATURITY VALUE              COST                 VALUE
-----   ----------------------   --------------------------------------    -------------------   -------------------
 *      LNB Bancorp, Inc.        222,644 shares of common stock              $  2,828,127          $  4,479,603
 *      Lorain National Bank     Treasury Trust Fund                               41,382                41,382
                                                                           -------------------   -------------------
                                                                             $  2,869,509          $  4,520,985
                                                                           ===================   ===================

 *   Party in interest


See accompanying of independent registered public accounting firm.

                                                                      SCHEDULE 2
                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 EIN: 34-0869480
                                Plan Number: 002

            Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 2004


Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

          (a)                        (b)          (c)            (d)         (e)        (f)          (g)        (h)         (i)
                                                                                                              CURRENT
                                                                                       EXPENSE                VALUE OF
                                                                                       INCURRED               ASSET ON
     IDENTITY OF PARTY     DESCRIPTION OF         PURCHASE       SELLING     LEASE       WITH      COST OF   TRANSACTION   NET GAIN
         INVOLVED              ASSETS              PRICE          PRICE      RENTAL  TRANSACTION    ASSET       DATE       OR (LOSS)
----------------------  ---------------------  -------------   ----------   -------  -----------  ---------  -----------  ---------
 *  LNB Bancorp, Inc.   LNB Bancorp, Inc.
                        common stock,
                           4 purchases          $  174,711         -           -         -          174,711    174,711         -
                           4 sales                 299,891      363,267        -         -          299,891    363,267      63,376
 *  Lorain National     Treasury Trust Fund,
       Bank                17 purchases            348,367         -           -         -          348,367    348,367         -
                           13 sales                323,320      323,320        -         -          323,320    323,320         -
 *  Party in interest



See accompanying of independent registered public accounting firm.